Exhibit 99.2

MOBILITIE INVESTMENT II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Consolidated Financial Statements

December 31, 2011

(With Independent Auditors’ Report Thereon)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Independent Auditors’ Report

The Members

Mobilitie Investments II, LLC:

We have audited the accompanying consolidated balance sheet of Mobilitie Investments II, LLC and affiliate as of December 31, 2011, and the related consolidated statements of operations, equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobilitie Investments II, LLC and affiliate as of December 31, 2011, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California

May 4, 2012

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Consolidated Balance Sheet

December 31, 2011

Assets
Operating properties, net	$389,566,318
Cash and cash equivalents	5,547,479
Restricted cash	608,990
Trade receivables, net	10,546,170
Deferred rent receivables	17,718,103
Deferred financing and leasing costs, net	10,242,539
Prepaid expenses and other assets	16,658,372
Investment in unconsolidated affiliate	1,996,825

Total assets	$452,884,796

Liabilities and Equity

Note payable	$275,775,000
Accounts payable and other liabilities	55,034,434
Accrued interest payable	222,600
Deferred rent payables	12,640,452

Total liabilities	343,672,486

Mobilitie Investments II, LLC	108,072,417
Noncontrolling interest	1,139,893

Total equity	109,212,310

Total liabilities and equity	$452,884,796

See accompanying notes to consolidated financial statements.

2

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Consolidated Statement of Operations

Year ended December 31, 2011

Revenues:
Rental	$49,124,451
Tenant reimbursements	30,975,712
Management fee	4,142,534

84,242,697

Expenses:
Rental and operating	6,676,083
Ground rent expense	25,182,160
General and administrative	16,806,550
Management fee	4,142,534
Depreciation, amortization, and accretion	27,648,906

80,456,233

Operating income	3,786,464

Other income (expense):
Affiliate interest	230,850
Interest income	10,299
Interest expense	(12,862,472)
Loss on extinguishment of debt	(4,993,850)
Equity in earnings of unconsolidated affiliate	161,985

Net loss	(13,666,724)

Net loss attributable to noncontrolling interest	411,496

Net loss attributable to Mobilitie Investments II, LLC	$(13,255,228)

See accompanying notes to consolidated financial statements.

3

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Consolidated Statement of Equity

Year ended December 31, 2011

	Mobilitie Investments II, LLC	Noncontrolling interest	Total equity

Balance as of December 31, 2010	$121,179,165	1,551,389	122,730,554

Affiliate interest	(230,850)	—	(230,850)

Financing transaction fees earned by the affiliate	379,330	—	379,330

Net loss	(13,255,228)	(411,496)	(13,666,724)

Balance as of December 31, 2011	$108,072,417	1,139,893	109,212,310

See accompanying notes to consolidated financial statements.

4

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Consolidated Statement of Cash Flows

Year ended December 31, 2011

Cash flows from operating activities:
Net loss	$(13,666,724)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliate	(161,985)
Depreciation, amortization, and accretion	27,648,906
Loss on extinguishment of debt	4,993,850
Amortization of deferred financing costs	1,610,261
Provision for bad debts	144,848
Abandoned projects	1,218,299
Unrealized gain on financial derivatives	(66,360)
Affiliate interest	(230,850)
Changes in operating assets and liabilities:
Cash – affiliate	(121,681)
Trade and other receivables	(1,813,663)
Deferred rent receivables	(5,201,585)
Deferred leasing costs	(1,509,316)
Prepaids expenses and other assets	(7,888,794)
Accounts payable and accrued liabilities	8,883,655
Deferred rent payables	3,507,852

Net cash provided by operating activities	17,346,713

Cash flows from investing activities:
Construction of operating properties	(73,210,737)
Purchases of leasehold interests	(5,073,385)
Purchases of furniture, fixtures, and equipment	(777,276)
Restricted cash	(31,600)

Net cash used in investing activities	(79,092,998)

Cash flows from financing activities:
Proceeds from note payable	318,000,000
Principal payments of note payable	(247,687,500)
Payment of financing costs	(7,448,083)

Net cash provided by financing activities	62,864,417

Net change in cash and cash equivalents	1,118,132

Cash and cash equivalents at beginning of year	4,429,347

Cash and cash equivalents at end of year	$5,547,479

Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	$11,692,294

Supplemental disclosures of noncash investing and financing activities:
Accrual for construction of operating properties	$(13,587,610)
Conversion of prepaid leases to leasehold interests	(224,605)
Recognition of asset retirement obligation	(3,612,496)
Recognition of financing transaction fees earned by affiliate	(379,330)

See accompanying notes to consolidated financial statements.

5

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(1)	Nature of Business

Mobilitie Investments II, LLC (the Company), a Delaware limited liability company, was organized on January 26, 2007 to construct, own, lease, and manage communications towers, fiber-based networks, and other communications sites to providers of communications and broadcast services, such as wireless telephony, paging, mobile radio, and wireless data transmission.

The Company has two members: (1) Mobilitie Partners II, LLC (Partners II) and (2) Mobilitie Holdings II, LLC (Holdings II), which is also the Managing Member. The ownership interests of Partners II and Holdings II are 4% and 96%, respectively, and each member’s liability is generally limited to its invested capital. The members are not obligated to make capital contributions in excess of their initial contributions and with respect to Holdings II, additional capital contributions (including initial capital contributions) are not to exceed $154,500,000. If there is a default or potential default under credit facilities or other indebtedness, then Holdings II can elect to make additional contributions, and if Holdings II makes such additional contributions, then Partners II has the right to make additional contributions sufficient to maintain its ownership interest.

Distributions of the Company are first allocated to Partners II until Partners II has received the lesser of $4,500,000 or 3% of the amount of aggregate contributions made by Holdings II up to $150,000,000, plus simple interest on such amount from the effective date equal to 5.13% per annum. Next, distributions are allocated to Holdings II until Holdings II has achieved an 8% internal rate of return on the lesser of $4,500,000 or 3% of the amount of aggregate contributions made by Holdings II. Thereafter, distributions will be allocated to the members based on their ownership percentages until certain internal rates of return are met. Once the internal rates of return are achieved, distributions will be allocated to the members based on percentages included in the operating agreement. The allocation of income (loss) will generally follow distributions.

The Company will terminate on December 31, 2045 unless sooner terminated as provided for in the operating agreement.

(2)	Summary of Significant Accounting Policies

The consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The significant accounting policies are set forth below.

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company, Mobilitie Networks II, LLC (MNII), Mobilitie Nicaragua y CompaniaLimitada (MNCL), MobilitieGuatemala y CompaniaLimitada (MGCL), and Mobilitie, LLC (the Manager).

The Company has a 100% interest in and consolidates MNII. MNII has a 4% interest in MNCL and 1% interest in MGCL. MNII was organized on February 8, 2008 to construct, own, lease, and manage fiber-based networks to providers of communications and broadcast services, such as wireless telephony, paging, mobile radio, and wireless data transmission.

6	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

The Company has a 95% interest in and consolidates MNCL. MNCL was organized on June 1, 2011 to construct, own, lease, and manage communications towers, fiber-based networks, and other communications sites to providers of communications and broadcast services, such as wireless telephony, paging, mobile radio, and wireless data transmission in the country of Nicaragua. Each member’s liability is generally limited to its invested capital.

The Company has a 99% interest in and consolidates MGCL. MGCL was organized on April 29, 2011 to construct, own, lease, and manage communications towers, fiber-based networks, and other communications sites to providers of communications and broadcast services, such as wireless telephony, paging, mobile radio, and wireless data transmission in the country of Nicaragua. Each member’s liability is generally limited to its invested capital.

The Manager has an 80% interest in and consolidates its subsidiary Mobilitie Partners, LLC (Partners), which is a member of Mobilitie Investments, LLC (M1). The Manager also has a 99% interest in and consolidates its subsidiary Mobilitie Panama Sociedad de Responsabilidad Limitada (MPSRL), which was formed on August 23, 2010. MPSRL was formed to conduct telecommunication infrastructure related development activities in the country of Panama and its activities during the current year were limited to executing various staffing agreements, office leases, and other administrative contracts with entities domiciled outside of the United States. The Company has no membership interests in the Manager, Partners, or M1. The Manager was determined to be a variable interest entity as a result of equity holders lacking the power to direct the activities that most significantly impact the financial performance of the entity and the characteristics of a controlling financial interest as they are not obligated to absorb any of the expected losses or receive any of the expected return of the entity due to the management agreement with M1 and the Company. The Manager had a management agreement with M1 dated April 5, 2005 that was subsequently amended January 26, 2007 to also include the Company. Under the terms of the management agreement, the Manager oversees day-to-day operations, administers accounting and bookkeeping functions, serves as a consultant in connection with policy decisions to be made by the Managing Member, manages properties, and renders other services deemed appropriate by the Managing Member. The management agreement with the Company and with M1 allows the Manager to pass through all of its expenses to the Company and M1 at cost, but does not allow the Manager to mark up or charge profit on any of the expenses incurred by the Manager in the course of performing its duties under the management agreement.

(b)	Revenue Recognition

The Company leases space on communications sites it owns. Rental revenues are recognized on a monthly basis under lease agreements when earned. Fixed escalation clauses present in noncancelable lease agreements are recognized on a straight-line basis over the terms of the applicable leases. Amounts billed upfront for certain services provided in connection with the execution of lease agreements are initially deferred and recognized as revenue over the initial terms of the applicable leases. Amounts billed or received prior to being earned are deferred and reflected in accounts payable and other liabilities in the accompanying consolidated balance sheet until such time as the earnings process is complete.

7	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

Reimbursements from the Company’s tenants for repairs and maintenance, real property taxes, and insurance are recognized as revenues in the period the applicable expenses are incurred. Reimbursements from the Company’s anchor tenants for ground rent expenses are straight-line based on the fixed noncancelable terms of the related anchor tenant leases.

The Company, through the Manager, earns management fees for managing the day-to-day operations, property management, administration, and accounting and bookkeeping functions of M1, as well as any consulting services necessary in connection with policy decisions to be made by the Managing Member of M1.

(c)	Rental and Operating Expenses

The Company incurs various costs associated with the ownership and operation of the communication sites including repairs and maintenance, real property taxes, and insurance. The expenditures are recognized in the period the applicable expenses are incurred.

Certain of the Company’s anchor (primary) tenant leases require a fixed percentage of the nonanchor tenant rental revenue to be paid to the anchor tenant on a monthly basis. The amounts are recognized on a straight-line basis over the lesser of the initial terms of the related nonanchor tenant leases or the initial terms of the related anchor tenant leases.

(d)	Ground Rent Expense

The Company has leases underlying the Company’s communication sites that have fixed rent escalations, which provide for periodic increases in the amount of ground rent payable by the Company over time. The Company calculates straight-line ground rent expense for these leases based on the fixed noncancelable term of the underlying ground lease plus all periods, if any, for which failure to renew the lease imposes an economic penalty to the Company such that renewal appears, at the inception of the lease, to be reasonably assured.

(e)	General and Administrative Expense

General and administrative expense consists of Manager overhead expenses incurred in the day-to-day management of the Company, business development expenses, and bad debt expenses.

(f)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less. The Company has an arrangement with its banking institution such that excess cash is automatically swept for investment into an overnight deposit account. The account balances at the Company’s financial institutions periodically exceed the Federal Deposit Insurance Corporation’s (FDIC) insurance coverage, and as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage.

8	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(g)	Restricted Cash

Restricted cash includes cash on deposit required for construction of certain operating properties and cash of $187,886, as of December 31, 2011 held by the Manager.

(h)	Trade Receivables, Net

Trade receivable balances result primarily from the timing of commencement of new leases and the tenants’ accounts payable calendar. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable. In establishing the required allowance, the Company considers customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and payment patterns. The Company regularly reviews its allowance for doubtful accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(i)	Concentrations

Substantially all of the Company’s revenues are from two national communication companies. Revenue and receivable concentrations for these tenants as of December 31, 2011 consist of the following:

Tenant 1:
Revenues	15%
Accounts receivable	10

Tenant 2:
Revenues	68%
Accounts receivable	39

(j)	Office Furniture and Equipment

Office furniture and equipment are recorded at cost and are presented net of accumulated depreciation in prepaid expenses and other assets. Office furniture and equipment are depreciated using the straight-line method over five years.

(k)	Deferred Financing and Leasing Costs

Costs incurred in obtaining and maintaining the note payable were capitalized and are being amortized over the term of the loan agreement using the straight-line method, which is materially consistent with the effective-interest method. Additionally, costs incurred in securing the lender’s interest in each newly constructed tower site under the terms of the note payable are capitalized and are being amortized over the term of the loan agreement using the straight-line method, which is materially consistent with the effective-interest method. Leasing costs and other direct costs incurred in connection with successful leasing efforts are deferred and amortized over the terms of the related leases.

9	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(l)	Investment in Unconsolidated Affiliate

The investment in unconsolidated affiliate (the Investment) relates to the Manager’s interest in M1 through its ownership interest in Partners as discussed above and is accounted for using the equity method. The Investment is increased for capital contributions and Partners’ share of M1’s net income and decreased by distributions received and Partners’ share of M1’s net losses. The Investment is allocated to the noncontrolling interest as the Company has no interest in the Manager.

(m)	Operating Properties

Operating properties, consisting of tower sites, fiber-based networks, equipment, and leasehold interests are recorded at cost including capitalized construction costs. Costs for self-constructed operating properties include direct materials, labor, indirect costs, and capitalized interest. In addition, the Company capitalizes costs of certain employees of the Manager whose activities are directly related to operating property development. Betterments, renewals, and extraordinary repairs, which increase the value or extend the life of the asset, are capitalized. Repair and maintenance costs are expensed as incurred. Tower assets and network assets (fiber-based) are generally depreciated using the straight-line method over the shorter of the estimated useful life or remaining term of the underlying ground lease, including all renewals that appear at the inception of the lease to be reasonably assured. Equipment is recorded at cost and is depreciated using the straight-line method over five years. Leasehold interests, which include purchases of easements, are amortized using the straight-line method over the remaining life of the agreement. Capitalized interest is depreciated over the life of the associated asset. Construction in progress includes the cost of certain operating properties under construction.

(n)	Asset Retirement Obligations

The Company records obligations associated with the retirement of long-lived assets and the associated asset retirement costs in accordance with the accounting standard for asset retirement obligations. The significant assumptions used in estimating the Company’s aggregate asset retirement obligation are: timing of tower removals; cost of tower removals; expected inflation rates; and credit-adjusted risk-free interest rates that approximate the Company’s incremental borrowing rate. The fair value of the liability for asset retirement obligations is recognized in the period in which it is incurred and the fair value of the liability can reasonably be estimated. The liability is subsequently adjusted for accretion expense and changes in the amount or timing of the estimated cash flows. The associated asset retirement costs are capitalized as an additional carrying amount of the related long-lived asset and are depreciated over the useful life of the related long-lived asset.

(o)	Impairment of Long-Lived Assets

Operating properties and other long-lived assets are reviewed for impairment in accordance with the accounting standard for impairment or disposal of long-lived assets. The Company evaluates the recoverability of these long-lived assets whenever adverse events or changes in business climate indicate that the carrying amount may not be recoverable. When such events occur, the Company compares the carrying amount of the asset to the undiscounted expected future cash flows to determine if impairment exists. If it is determined that impairment has occurred, the impairment loss is measured by comparing the fair value of the asset to its carrying value.

10	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

The Company evaluates the profitability of its communication sites as part of the ongoing operations of its business in order to identify any sites that may not be generating sufficient cash flow to cover the operating expenses of the site. Based on this review, there were no indicators of impairment in 2011, and no asset impairments were recorded for the year ended December 31, 2011.

(p)	Fair Value Measurements

Fair value is defined as the price that would be required to sell an asset or would be paid to transfer a liability (the Exit Price) in an orderly transaction between market participants at the measurement date. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy is established that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The Company calculates the fair value of financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is different from the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made.

(q)	Derivative Instruments

The Company recognizes all derivatives in the consolidated financial statements and measures the derivatives at fair value. Interest rate swap and cap agreements may be purchased by the Company from third parties to manage the risk of interest rate changes on the Company’s floating-rate debt. On the date a derivative contract is entered into, the Company designates the derivative as a trading instrument and the changes in the fair value of the derivative instrument are reported as part of interest expense in the accompanying consolidated statement of operations. Payments received or paid as a result of these agreements are recorded as a reduction or increase of interest expense. The fair value of the instrument is included in prepaid expenses and other assets if the fair value is an asset or, in accounts payable and other liabilities if the fair value is a liability.

11	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(r)	Income Taxes

Although the Company is not subject to federal income tax, the Company operates in certain state and local jurisdictions that assess franchise or excise taxes on the Company, rather than on its members. Those taxes are included in rental and operating expenses in the accompanying consolidated statement of operations and are not material. The Company assesses significant tax positions for all open tax years and determines whether there are any material unrecognized liabilities from uncertain tax benefits. If a tax position is not considered “more likely than not” to be sustained solely on its technical merits, no benefits of the tax position are to be recognized (for consolidated financial statement purposes). As of December 31, 2011, the Company had no liabilities for uncertain tax positions. The Company classifies interest and penalties on tax liabilities from significant uncertain tax positions as operating expense in the Company’s consolidated statement of operations. For the year ended December 31, 2011, there is no such interest or penalties. The Company’s federal income tax returns are open to examination for the 2006 through 2011 tax years.

(s)	Foreign Currency Translation

All assets and liabilities of foreign subsidiaries that do not utilize the United States dollar as its functional currency are translated at period-end rates of exchange, while revenues and expenses are translated at monthly weighted average rates of exchange for the year. Unrealized translation gains and losses are reported as foreign currency translation adjustments through other comprehensive income in equity if material. There were no foreign currency translation adjustments reported during the current year.

(t)	Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosure about contingent assets and liabilities, and reported amounts of revenues and expenses. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods.

12	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(3)	Operating Properties, Net

Operating properties as of December 31, 2011 consist of the following:

	Estimated useful lives in years
Operating properties:
Tower sites	15	$360,630,034
Network assets	15	69,586,022
Site equipment	5	869,600
Leasehold interests	16 to 30	14,990,652
Construction in progress		15,762,378

Total operating properties		461,838,686
Accumulated depreciation and amortization		(72,272,368)

Operating properties, net		$389,566,318

In 2011, the Company constructed and placed in service 239 communication sites. Total costs of construction placed in service (including amounts transferred from construction in progress) amounted to $82,868,690 in 2011. Interest capitalized on projects under construction amounted to $939,951 in 2011. Operating properties depreciation and amortization expense for the year ended December 31, 2011 was $26,384,146.

(4)	Deferred Financing and Leasing Costs, Net

Deferred financing and leasing costs as of December 31, 2011 consist of the following:

Deferred financing costs, net of accumulated amortization of $838,745	$6,651,818
Deferred leasing costs, net of accumulated amortization of $682,911	3,590,721

Deferred financing and leasing costs, net	$10,242,539

Amortization expense of deferred financing costs was $1,610,260 during 2011 and is included in interest expense in the consolidated statement of operations. Amortization expense of deferred leasing costs was $223,089 for 2011, and is included in depreciation, amortization, and accretion expense in the consolidated statement of operations.

13	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(5)	Prepaid Expenses and Other Assets

Prepaid expenses and other assets as of December 31, 2011 consist of the following:

Prepaid rent	$10,749,047
Office furniture and equipment, net of accumulated depreciation of $2,377,447	1,796,094
Prepaid salaries and wages	958,046
Deposits	156,595
Other	2,998,590

Prepaid expenses and other assets	$16,658,372

Prepaid rent includes rental payments made in advance to certain third-party lessors. Certain of these payments were the result of lease-buyout arrangements (LBAs) and were made in advance for terms of up to 45 years. In 2011, the Company converted certain LBAs to an easement structure and reclassified $224,605 of the unamortized LBAs to leasehold interests in operating properties. The remaining payments are amortized to rent expense over the term of the LBAs. The total amount recorded as rent expense for the year ended December 31, 2011 was $128,264, and is included in ground rent expense in the consolidated statement of operations.

Depreciation expense for office furniture and equipment for the year ended December 31, 2011 was $584,516, and is included in depreciation, amortization, and accretion expense in the consolidated statement of operations.

(6)	Accounts Payable and Other Liabilities

Accounts payable and other liabilities as of December 31, 2011 consist of the following:

Accounts payable	$4,831,686
Accrued liabilities	8,633,723
Due to affiliates	154,951
Prepaid tenant rent	1,038,898
Deferred revenue	16,570,549
Asset retirement obligation	10,217,017
Construction costs payable	13,587,610

Accounts payable and other liabilities	$55,034,434

The asset retirement obligation accretes as a result of the passage of time and the related accretion expense was $457,155 for the year ended December 31, 2011, and is included in depreciation, amortization, and accretion expense in the accompanying consolidated statement of operations. Due to affiliates includes rental payments received by the Manager for communication sites owned by M1.

14	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(7)	Note Payable

On January 31, 2008, the Company obtained a $425,000,000 corporate credit facility (Credit Facility), comprised of a $375,000,000 delayed draw term loan and a $50,000,000 revolving loan. On June 16, 2011, the Company amended the loan. At the time of the amendment, the Company utilized the term Loan B facility to pay down the outstanding balance of $243,387,500 on the delayed draw term loan.

The following table summarized the key changes in terms:

	Term loan B	Delayed draw term loan	Revolving loan
Preamendment
Maturity date	N/A	January 31, 2014	January 31, 2014
Interest rate	N/A	LIBOR + 2.5%	LIBOR + 2.5%
Commitment fee rate	N/A	1.00%	1.00%
Postamendment
Maturity date	June 16, 2017	June 16, 2016	June 16, 2016
Commitment available	N/A	$145,000,000	$25,000,000
Commitment termination date	N/A	June 16, 2013	June 16, 2016
Interest rate	LIBOR + 4%	LIBOR + 3.75%	LIBOR + 3.75%
Commitment fee rate	N/A	1.25%	0.50%
Libor floor	1.50%	N/A	N/A
Principal amortization commencement	September 30, 2011	September 30, 2013	N/A
Principal amortization rate	$612,500	1.25%-3.75%	N/A
Balances as of December 31, 2011	$243,775,000	19,500,000	12,500,000
Hedging Required	Yes	Yes	No

The Company concluded that the amendment constituted a substantial modification under existing accounting literature and should be accounted for as an extinguishment of debt. As a result, the Company recognized a loss on extinguishment of $4,993,850, which represents the difference between the fair value of the amended note, including consideration and fees, and the carrying value of the original note, including related unamortized discount.

15	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

Payments of principal under the delayed draw term loan are to be made quarterly based on the stipulated rate times the total principal outstanding beginning at 1.25% in September 2013 and increasing to 2.50% in September 2014 and 3.75% in September 2015. Payments of principal under the term loan B are to be made quarterly in the amount of $612,500 beginning in September 2011. Payments of principal based on the principal outstanding as of December 31, 2011 would be made according to the following schedule:

Year ending December 31:
2012	$1,225,000
2013	2,937,500
2014	3,912,500
2015	4,887,500
2016 and thereafter	262,812,500

Total	$275,775,000

As of December 31, 2011, the Company had drawn $19,500,000, on the delayed draw term loan and $12,500,000 on the revolving loan. One-month LIBOR as of December 31, 2011 was equal to 0.30%. The weighted average interest rate was 4.82% for 2011. Interest payments are made in arrears on the payment date pursuant to the loan agreement. The Company is required to pay commitment fees on the aggregate portion of the unborrowed balance of the Credit Facility based on varying rates established in the agreement. The commitment fees for the year ended December 31, 2011 were $1,086,955 and are included in interest expense in the consolidated statement of operations. The Company is subject to certain restrictions and financial covenants, which require compliance with financial ratios including leverage, interest coverage, and fixed charge coverage ratios. All obligations under the loan are secured by all of the Company’s real and personal property. The fair value of the note payable is estimated using a discounted cash flow analysis with the borrowing rates available to the Company for debt instruments with similar terms. As of December 31, 2011, the fair value of the note payable approximated the carrying value of the payable of $275,775,000.

On March 2, 2009, the Company purchased an accreting interest rate swap contract, which fixed LIBOR at 1.71% and matured on February 1, 2011. The swap had an initial notional value of $11,400,000 and accreted based on a projected draw schedule up to a notional amount of $87,500,000 in the last month before termination. On August 25, 2010, the Company purchased an interest rate cap. The cap matured on September 1, 2011 and provided for a LIBOR ceiling of 5.0% with a fixed notional amount of $125,000,000 and terminates on September 1, 2011. On December 9, 2011, the Company purchased a new accreting interest rate cap, which provided for a LIBOR ceiling of 5.0% and matures on December 9, 2013. The cap had an initial notional value of $131,943,750 and accretes based on a projected draw schedule up to a notional amount of $151,988,335 in the last month before termination. The cap had a notional value of $138,014,750 as of December 31, 2011.

16	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

The following is a summary of the consolidated balance sheet and consolidated statement of operations effect of the Company’s derivative financial instruments as of and for the year ended December 31, 2011:

Derivatives not designated as hedging instruments	Balance sheet location	Fair value

Interest rate swap contracts	Accounts payable and liabilities	$(7,133)

Derivatives not designated as hedging instruments	Location of gain recognized in the consolidated statement of operations	Gain recognized in the consolidated statement of operations

Interest rate swap contracts	Interest expense	$66,360

Although the Company has determined that a majority of the inputs used to value the swaps fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with the swaps utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the counterparty. However, as of December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative instruments and has determined that the credit valuation adjustment is not significant to the overall valuation of the swaps. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy. The Company has not utilized any other derivative instruments during 2011.

17	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(8)	Future Rental Revenues

Tenant Leases

As lessors, the Company is due to receive cash rental payments from tenants of communications sites under noncancelable lease agreements in effect as of December 31, 2011, which expire at various times throughout 2019 as follows:

Year ending December 31:
2012	$76,076,684
2013	77,101,871
2014	72,905,028
2015	71,033,555
2016 and thereafter	199,153,053

Total	$496,270,191

The Company’s tenant leases provide for annual escalations and multiple renewal periods, at the tenant’s option. The tenant rental payments included in the table above do not assume exercise of tenant renewal options.

(9)	Commitments and Contingencies

(a)	Operating Leases

Future minimum rental payments under noncancelable ground leases include payments for certain renewal periods at the Company’s option because failure to renew could result in a loss of the applicable tower site and related revenues from tenant leases, thereby making it reasonably assured that the Company will renew the lease. The Company’s future minimum payments as of December 31, 2011 are as follows:

Year ending December 31:
2012	$19,095,581
2013	20,185,105
2014	21,530,101
2015	22,460,102
2016 and thereafter	215,854,532

Total	$299,125,421

18	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

The Manager is obligated under noncancelable operating leases for office space of its corporate headquarters and other regional office locations with terms that expire at various times throughout 2014. Occupancy expense under these office leases for the year ended December 31, 2011 was $975,716. The Manager’s future minimum cash lease payment commitments under these office leases at December 31, 2011 are as follows:

Year ending December 31:
2012	$883,345
2013	724,656
2014	65,033

$1,673,034

(b)	Legal Matters

As of December 31, 2011, the Company is not involved in any significant litigation and has no knowledge of any pending litigation or unasserted claims that will have a material adverse effect on its business, financial condition, results of operations, or liquidity.

(10)	Employee Retirement Plan

Effective January 1, 2006, the Manager established a 401(k) plan that covers all its employees. Discretionary contributions, if awarded, vest over a five-year period based on a tiered schedule for years of service and hours worked. To participate in the plan, employees must be at least 21 years old. On January 1, 2009, the plan was amended and the Manager now contributes an amount equal to hundred percent (100%) of each employee’s contributions up to three percent (3%) of their compensation plus fifty percent (50%) of each employee’s contributions between three percent (3%) and five percent (5%) of their compensation.

All safe harbor contributions shall at all times be nonforfeitable and subject to IRC 401(k) distribution requirements. For the year ended December 31, 2011, employees earned $315,010, under these safe harbor provisions. As of December 31, 2011, the Manager had not made any additional discretionary profit sharing contributions or discretionary match contributions.

(11)	Related-Party Transactions

(a)	Affiliate Note Receivable

Upon formation of the Company on January 26, 2007, the Company distributed $4,500,000 to Gary Jabara and Mark Askelson in exchange for notes receivable bearing interest at an annual rate of 5.13%. The notes are secured by Mr. Jabara’s interest in the Company and Mr. Jabara and Mr. Askelson’s interests in M1. The notes are due to be repaid upon the earlier to occur of the initial public offering of the Company, the sale of substantially all of the assets of the Company or all of the membership interests of the Company, or the fifth anniversary from January 26, 2007. The notes and accrued interest are presented as an advance in the consolidated statement of equity. Accrued interest on the notes receivable totaled $1,138,438 as of December 31, 2011. The note receivable and accrued interests on the receivable were paid off on April 2, 2012.

19	(Continued)

MOBILITIE INVESTMENTS II, LLC

AND AFFILIATE

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2011

(b)	Affiliate Financing Transaction Fees

On March 3, 2008, the Company amended the operating agreement to allow for a transaction fee to be paid to Partners II in an amount equal to 0.05% of the proceeds received from all debt financing raised by the Company. On March 6, 2008, in connection with this agreement, the Company advanced Partners II $2,025,000 for the transaction fee expected to be earned under the Credit Facility. The transaction fee advance will be earned as amounts are drawn and will be refundable to the Company to the extent draws under the Credit Facility cease to be available. For the year ended December 31, 2011, Partners II earned $379,330, of the transaction fee associated with the Company’s draws under the Credit Facility, which was capitalized as a deferred financing cost. The remaining balance of the advance is presented as a reduction to equity in the consolidated statement of equity. The remaining balance of the unearned fees was refunded on April 2, 2012.

(c)	Management Fees

The Manager incurred and was entitled to reimbursement of fees for managing M1, totaling $4,142,534 for the year ended December 31, 2011.

(12)	Subsequent Events

(a)	Sale of the Company

On February 18, 2012, the Company entered into a Purchase and Sale Agreement (Purchase Agreement) with SBA Communications Corporation (SBA), Monarch Towers Acquisition, LLC, a wholly owned subsidiary of SBA (the Buyer), Mobilitie Investments, LLC (M1), MPGJ-I, LLC (MPGJ I), MPMA-I, LLC (MPMA I), MPGJ-II, LLC (MPGJ II, and together with the Company, M1, MPGJ I and MPMA I, the Mobilitie Companies), Mobilitie Partners, LLC, Mobilitie Partners II, LLC, Mobilitie, LLC, Mobilitie Holdings, LLC, Mobilitie Holdings II, LLC, and Orlin Properties, LLC (the Sellers). Pursuant to the Purchase Agreement, the Buyer was to acquire the Mobilitie Companies from the Sellers. The acquisition was completed on April 2, 2012. The affiliate note receivable, affiliate financing transaction fees, and all remaining loans outstanding were paid off in conjunction with this transaction.

(b)	Subsequent Events

The Company has evaluated subsequent events through May 4, 2012, which is the date these consolidated financial statements were issued. All subsequent events requiring recognition as of December 31, 2011 have been incorporated into the consolidated financial statements herein.

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